Exhibit 4.4

LA QUINTA CORPORATION
LA QUINTA PROPERTIES, INC.

SECOND AMENDMENT
TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of March 5, 2003 and entered into by and among La Quinta Corporation (formerly known as Meditrust Operating Company), a Delaware corporation (“La Quinta”), La Quinta Properties, Inc. (formerly known as Meditrust Corporation), a Delaware corporation (“La Quinta Properties,” and together with La Quinta, the “Borrowers”), the financial institutions listed on the signature pages hereof (“Lenders”), Canadian Imperial Bank of Commerce, as administrative agent for Lenders (“Administrative Agent”), and for purposes of Section 4 hereof, the Credit Support Parties (as defined in Section 4 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of June 6, 2001, as amended by the First Amendment to the Credit Agreement dated as of March 29, 2002 (collectively, the “Credit Agreement”), by and among Borrowers, Lenders and Administrative Agent.  Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, Borrowers and Lenders desire to amend the Credit Agreement to (i) amend certain of the covenants set forth therein and certain related definitions; and (ii) make certain other amendments as set forth below;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.                                          AMENDMENTS TO THE CREDIT AGREEMENT

1.1                               Amendments to Section 1:  Provisions Relating to Defined Terms

A.                                    Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Consolidated EBITDA” and replacing it with the following definition:

“‘Consolidated EBITDA’ means, for any period, without duplication the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Net Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense (including amortization of restricted stock), (vi) other non-recurring and non-cash items reducing Consolidated Net Income, (vii) Restructuring Charges, (viii) deferred financing amounts, (ix) FASB 133 adjustments and (x) non-cash expense related to stock options, less any non-recurring and non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Borrowers and their Subsidiaries (including without limitation discontinued operations) in conformity with GAAP and to be calculated on a Pro Forma Basis.”

B.                                    Subsection 1.1 of the Credit Agreement is hereby amended by adding the following definitions in alphabetical order:

“‘Fixed Income Refinancing’ means the issuance by any Borrower of Refinancing Indebtedness in an original principal amount of not less than $150,000,000 in the aggregate, provided that the net proceeds of such senior notes are (A) either applied to the redemption of Borrowers’ then outstanding 7.82% Senior Notes due September 2026 and Borrowers’ 7.51% Medium Term Notes due 2003 or, pending such application, are held available by Borrowers for such purpose as Cash and/or Cash Equivalents and (B) to the extent such net proceeds exceed the outstanding aggregate principal amount of Borrowers’ 7.82% Senior Notes due September 2026 and Borrowers’ 7.51% Medium Term Notes due 2003, such net proceeds are applied to the repayment, repurchase or redemption of other Senior Notes in accordance with subsection 7.5B or, pending such application, are held available by Borrowers for such purpose as Cash and/or Cash Equivalents.

‘Second Amendment Effective Date’ means the date on which the Second Amendment to Credit Agreement dated as of March 5, 2003, by and among Borrowers, Administrative Agent, Collateral Agent and Lenders becomes effective in accordance with its terms.”

1.2                                 Amendments to Section 2.  Amounts and Terms of Commitments and Loans

A.                                    Subsection 2.1A(ii) of the Credit Agreement is hereby amended by (a) adding as a third sentence in the first paragraph of such subsection the following:

“In addition, on the Second Amendment Effective Date, the aggregate amount of the Revolving Loan Commitments of the Lenders shall be reduced to $175,000,000.”

; and (b) by adding at the end of subclause (ii) in the second paragraph of subsection 2.1A(ii) the following:

“provided that for purposes of making the determinations provided for in this clause (ii), Cash and Cash Equivalents which constitute proceeds of any Fixed Income Refinancing and which are being held by the Borrowers pending the application of such proceeds to the repayment, repurchase or redemption of Senior Notes (including without limitation the Borrowers’ 7.51% Medium Term Notes due 2003), in accordance with the definition of Fixed Income Refinancing shall be excluded from such determinations,”

B.                                    Subsection 2.1A(iii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“(iii)                         Intentionally Omitted.”

C.                                    Subsection 2.4B(iii)(b) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“(b)                             Prepayments and Revolving Loan Commitment Reductions Due to Issuance of Debt or Equity Securities.  On the first Business Day after the date of receipt by Borrowers or any Subsidiary of Net Securities Proceeds other than proceeds from the Fixed Income Refinancing, Borrowers shall prepay the Revolving Loan by an amount equal to such Net Securities Proceeds (without any reduction of the Revolving Loan Commitments).  On the First Business Day after the consummation of the Fixed Income Refinancing, the Revolving Loan Commitment shall be automatically and permanently reduced to $150,000,000 and in the event that the Fixed Income Refinancing is for an amount greater than $150,000,000, then the Revolving Loan Commitment shall be automatically and permanently further reduced by an amount equal to the lesser of (x) the amount by which the Fixed Income Refinancing exceeds $150,000,000 and (y) $25,000,000 but in no event shall the Revolving Loan Commitment be reduced pursuant to this sentence to an amount which is less than $125,000,000, and, in either case, to the extent that the Borrowers’ outstanding Revolving Loan Exposure exceeds the aggregate Revolving Loan Commitment, as so reduced, Borrowers shall prepay such Revolving Loans.”

D.                                    Subsection 2.4B(iii)(d) of the Credit Agreement is hereby amended by adding at the end of clause (2) thereof the following:

“provided that for purposes of making the determinations provided for in this clause (2), Cash and Cash Equivalents which constitute proceeds of any Fixed Income Refinancing and which are being held by the Borrowers pending the application of such proceeds to the repayment, repurchase or redemption of Senior Notes (including without limitation the Borrowers’ 7.51% Medium Term Notes due 2003), in accordance with the definition of Fixed Income Refinancing shall be excluded from such determinations,”

E.                                      Subsection 2.9B of the Credit Agreement is hereby amended (a) by deleting the phrase “Borrowers may, in their sole discretion” from the first sentence thereof and by substituting the phrase “(1) Prior to the Fixed Income Refinancing, Borrowers may, in their sole discretion” and (b) by adding at the end of such subsection the following:

“(2)                            Upon, and subject to the consummation of, the Fixed Income Refinancing, the Borrowers hereby elect to extend the Revolving Loan Commitment Termination Date to January 4, 2004.  Such election shall automatically and unconditionally take effect upon the date of the consummation of the Fixed Income Refinancing.”

F.                                      Subsection 2.9B(i) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“(i)                               On, or no earlier than 30 days before, April 30, 2003, Borrowers may elect to extend the Revolving Loan Commitment Termination Date to December 31, 2003 by providing the Extension Notice to the Administrative Agent; and”

G.                                    Subsection 2.9B(ii) of the Credit Agreement is hereby amended by deleting the date “April 30, 2004” each place it appears and substituting therefor the date “January 4, 2004”.

H.                                    Subsection 2.9B(iii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“(iii)                         The notice of extension contemplated by Section 2.9B(ii) hereof shall be accompanied by an Officers’ Certificate certifying that either the refinancing contemplated by clause (x) of subparagraph (ii) above has occurred or that Borrowers have the Liquidity required pursuant to clause (y) of subparagraph (ii) above and, in such event, setting out the calculations establishing such Liquidity in reasonable detail.”

1.3                               Amendments to Section 7.  Borrowers’ Negative Covenants

A.                                    Subsection 7.1(v) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“(v)                           Borrowers may remain liable with respect to the Senior Notes and may incur unsubordinated Indebtedness secured on the same basis as the Indebtedness so refinanced and Subordinated Indebtedness to refinance all or any of the Senior Notes, provided that (1) the obligor on such refinancing Indebtedness is the same as the obligor on the Indebtedness so refinanced and that in the case of the Fixed Income Refinancing La Quinta Corporation may guarantee such Fixed Income Refinancing Indebtedness pursuant to a guarantee containing customary terms and conditions, (2) all of the proceeds thereof (net of reasonable and customary fees, costs and expenses) shall be applied to the repayment, repurchase or redemption of such Senior Notes or, in the case of the Fixed Income Refinancing, shall be held by the Borrowers as Cash and/or Cash Equivalents, pending application to such repayment, repurchase or redemption of Senior Notes, (3) the covenants of such refinancing Indebtedness shall be less restrictive than those in this Agreement, (4) such covenants shall be on generally prevailing market terms available to the Borrowers for such refinancing Indebtedness, and (5) the maturity date thereof or any date on which such refinancing Indebtedness may be required to be repurchased at the option of the holder thereof shall not be earlier than November 30, 2005 (collectively, the “Refinancing Indebtedness”);”

B.                                    Subsection 7.2A(ii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“(ii)                            Liens granted pursuant to the Collateral Documents, including without limitation, Liens which equally and ratably secure (1) to the extent required by the Senior Note Documents, the aggregate principal amount of the Senior Notes outstanding on the date hereof including, without limitation, the 7.114% Senior Notes, and (2) the Fixed Income Refinancing;”

C.                                    Subsection 7.3(i) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“(i)                               Borrowers and their Subsidiaries may make and own Investments in Joint Ventures and Franchise Arrangements in Borrowers’ and their Subsidiaries’ ordinary course of business; provided (A) Borrowers may continue to own the Investments in Joint Ventures and Franchise Agreements held by them on December 31, 2002, to the extent such Investments were permitted under the Credit Agreement as in effect prior to the Second Amendment Effective Date, and (B) from January 1, 2003, through the Revolving Loan Commitment Termination Date, Borrowers may make and own additional Investments in Joint Ventures and Franchise Arrangements provided that such Investments shall not exceed $10,000,000 in the aggregate, and to the extent that Borrowers have either repaid Borrowers’ 7.82% Senior Notes due September 2026 and Borrowers’ 7.51% Medium Term Notes due 2003 or Borrowers have Cash and/or Cash Equivalents in an amount not less than the then outstanding aggregate amount of Borrowers’ 7.82% Senior Notes due September 2026 and Borrowers’ 7.51% Medium Term Notes due 2003, such Investments shall not exceed $20,000,000 in the aggregate, provided that proceeds of Revolving Loans borrowed under this Agreement (excluding Letters of Credit and amounts borrowed under this Agreement to reimburse drawings pursuant to Letters of Credit) shall not be used to fund such Investments in Joint Ventures and Franchise Arrangements in excess of $10,000,000;”

D.                                    Subsection 7.3 of the Credit Agreement is hereby amended by adding a new clause (xi) after clause (x) thereof as follows:

“(xi)                          Borrowers and their respective Subsidiaries may make and own Investments in securities issued by the Meditrust Exercisable Put Option Securities Trust to the extent owned as of the Second Amendment Effective Date or as permitted by clause (B)(ii) of subsection 7.5B hereof.”

E.                                      Subsection 7.4(iii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“(iii)                         Borrowers and their Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Borrowers or any of the Subsidiaries permitted by subsection 7.1; provided that Subsidiaries of Borrowers may not become liable in respect of Indebtedness of Borrowers under subsections 7.1(v) and 7.1(vi); provided further notwithstanding the foregoing, La Quinta Corporation may become and remain liable with respect to Contingent Obligations in respect of any Fixed Income Refinancing;”

F.                                      Subsection 7.5A(iii) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“(iii)                         in addition to the payments under clauses (i) and (ii) above, Borrowers may declare and pay cash dividends and make distributions on account of or repurchase any of their capital stock including without limitation any paired share repurchases; provided (A) except as permitted pursuant to clause (B) below, from January 1, 2003, through the Revolving Loan Commitment Termination Date, the aggregate amount thereof shall not exceed $5,000,000; (B) to the extent that Borrowers have either repaid Borrowers’ 7.82% Senior Notes due September 2026 and Borrowers’ 7.51% Medium Term Notes due 2003 or Borrowers have Cash and/or Cash Equivalents in an amount not less than the then outstanding aggregate amount of Borrowers’ 7.82% Senior Notes due September 2026 and Borrowers’ 7.51% Medium Term Notes due 2003, such aggregate amount shall not exceed $20,000,000, provided, that proceeds of Revolving Loans borrowed under this Agreement (excluding Letters of Credit and amounts borrowed under this Agreement to reimburse drawings pursuant to Letters of Credit) shall not be used to fund such dividends, distributions or repurchases in excess of $5,000,000;”

G.                                    Subsection 7.5B of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, prepay, redeem, repurchase, retire, defease or make any similar payment with respect to any Indebtedness (other than Indebtedness under this Agreement); provided (A) that if no Potential Event of Default or Event of Default shall have occurred and be continuing or would arise as a result thereof, Borrowers may prepay, redeem, repurchase, retire, defease or make similar payments with respect to (i) Borrowers’ 7.82% Senior Notes due September 2026, to the extent such holders have exercised their right to require the Borrowers to repurchase such notes; and (ii) Borrowers’ 7.51% Medium Term Notes due 2003, (B) after the consummation of the Fixed Income Refinancing, Borrowers may prepay, redeem, repurchase, retire, defease or make similar payments with respect to (i) Borrowers’ 7.25% Senior Notes due March 2004, (ii) the securities of the Meditrust Exercisable Put Option Securities Trust which represent beneficial interests in such Trust which holds, as its sole or principal asset, the Borrowers’ 7.114% Notes due August 2011, which securities will not be thereafter sold or transferred by Borrowers, (iii) Borrowers’ 7.40% Notes due September 2005, (iv) Borrowers’ 7.82% Senior Notes due September 2026 and (v) Borrowers’ 7.51% Medium Term Notes due 2003; provided, however, the Borrowers may not prepay, redeem, repurchase, retire, defease or make similar payments under the foregoing subclauses (B)(i), (ii) or (iii) if (X) any amounts are then outstanding under the Revolving Loan Commitments (excluding Letters of Credit and amounts borrowed under this Agreement to reimburse drawings pursuant to Letters of Credit), and (Y) the Borrowers have not repaid Borrowers’ 7.82% Senior Notes due September 2026 and Borrowers’ 7.51% Medium Term Notes

due 2003, or Borrowers are not maintaining Cash and/or Cash Equivalents in an amount which is not less than the then outstanding aggregate amount of Borrowers’ 7.82% Senior Notes due September 2026 and Borrowers’ 7.51% Medium Term Notes due 2003.”

H.                                    Subsection 7.6A of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“A.                             Maximum Total Leverage Ratio.  Borrowers shall not permit the Total Leverage Ratio as of the last day of any Fiscal Quarter set forth below to exceed the correlative ratio indicated below:

Period	Maximum Total Leverage Ratio

4th Fiscal Quarter, Fiscal Year 2002	4.60:1.00

1st Fiscal Quarter, Fiscal Year 2003	4.85:1.00

2nd Fiscal Quarter, Fiscal Year 2003 and thereafter	5.00:1.00

I.                                         Subsection 7.6B of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“B.                             Intentionally Omitted.”

J.                                      Subsection 7.6C of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“C.                             Minimum Interest Coverage Ratio.  Borrowers shall not permit the ratio of (i) Consolidated EBITDA to (ii) Consolidated Net Interest Expense for any four consecutive Fiscal Quarter period ending on the last day of any Fiscal Quarter to be less than: (a) so long as no Fixed Income Refinancing has been consummated, 2.50:1.00, (b) if a Fixed Income Refinancing in a principal amount of at least $150,000,000 but less than $200,000,000 has been consummated, 2.30:1.00, (c) if a Fixed Income Refinancing in a principal amount of at least $200,000,000 but less than $250,000,000 has been consummated, 2.20:1.00 and (d) if a Fixed Income Refinancing in a principal amount of at least $250,000,000 has been consummated, 2.10:1.00.”

K.                                    Subsection 7.6D of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“D.                             Minimum Fixed Charge Coverage Ratio.  Borrowers shall not permit the ratio of (i) Consolidated EBITDA minus the Capital Expenditure Reserve to (ii)  Fixed Charges for any four consecutive Fiscal Quarter period ending on the last day of any Fiscal Quarter to be less than (a) so long as no Fixed Income Refinancing has been consummated, 1.55:1.00, (b) if a Fixed Income Refinancing in a principal amount of at least $150,000,000 but less than $200,000,000 has been consummated, 1.45:1.00, (c) if a Fixed Income Refinancing in a principal amount of at least $200,000,000 but less than $250,000,000 has been consummated, 1.40:1.00 and (d) if a Fixed Income Refinancing in a principal amount of at least $250,000,000 has been consummated, 1.35:1.00.”

L.                                     Subsection 7.8A of the Credit Agreement is hereby amended by deleting it in its entirety and substituting the following therefor:

“A.                              Borrowers shall not, and shall not permit their Subsidiaries to, make or incur Capital Expenditures from January 1, 2003 through to the Revolving Loan Commitment Termination Date in excess of $80,000,000 (the “Annual CapEx Amount”); provided (A), to the extent that Borrowers have either repaid Borrowers’ 7.82% Senior Notes due September 2026 and Borrowers’ 7.51% Medium Term Notes due 2003 or Borrowers have Cash and/or Cash Equivalents in an amount not less than the then outstanding aggregate amount of Borrowers’ 7.82% Senior Notes due September 2026 and Borrowers’ 7.51% Medium Term Notes due 2003, the Annual CapEx Amount shall be increased to $95,000,000 so long as no proceeds of Revolving Loans borrowed under this Agreement (excluding Letters of Credit and amounts borrowed under this Agreement to reimburse drawings pursuant to Letters of Credit) are used to fund such Capital Expenditures in excess of $80,000,000 and (B) that Permitted Reinvestment Capital Expenditures and Investments shall not be included in Capital Expenditures for purposes of determining the Annual CapEx Amount.”

1.4                               Amendments to Pledge Agreement Schedules

A.                                    Borrowers, Credit Support Parties, Collateral Agent and Lenders hereby agree that upon consummation of the Fixed Income Refinancing, Borrowers shall deliver a new Schedule B to the Pledge Agreement which new Schedule B shall supplement Schedule B as delivered on the Closing Date by adding a description of the Indebtedness issued in the Fixed Income Refinancing (the “New Senior Notes”) and the indenture pursuant to which such Indebtedness has been issued (the “New Senior Indenture”).  Upon delivery of such supplemented Schedule B, Collateral Agent is hereby authorized to attach such supplemented Schedule B to the Pledge Agreement and the New Senior Notes shall constitute “Senior Notes” and “Note Obligations” under the Pledge Agreement and the New Senior Indenture shall constitute a “Senior Indenture” under the Pledge Agreement for all purposes of the Pledge Agreement to the same extent as if originally described on Schedule B to the Pledge Agreement on the Closing Date.  Upon request of the Borrowers, Collateral Agent will enter into such additional documents or agreements as may be necessary to implement providing such New Senior Notes with equal and ratable security in the Collateral, the form and substance of such additional documents or agreements to be reasonably satisfactory to Collateral Agent.  The costs and expenses related to such additional documents or agreements shall be borne by the Borrowers.

1.5                               Compliance Certificate

A.                                    Upon the occurrence of the Second Amendment Effective Date, Borrowers and Administrative Agent agree to amend Exhibit VI (Form of Compliance Certificate) to the extent necessary to reflect the covenant amendments effected by this Amendment.

Section 2.                                          CONDITIONS TO EFFECTIVENESS

Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Second Amendment Effective Date”):

A.                                    On or before the Second Amendment Effective Date, Borrowers shall deliver to Lenders (or to Administrative Agent for Lenders) the following, each, unless otherwise noted, dated the Second Amendment Effective Date:

1.                                       Signature and incumbency certificates of each Loan Parties’ officers executing this Amendment; and

2.                                       Copies of this Amendment executed by Borrowers and the Credit Support Parties.

B.                                    Requisite Lenders shall have executed this Amendment.

C.                                    The Borrowers shall have paid to each Lender that executes and returns this Amendment to the Administrative Agent prior to 5:00 p.m. Eastern Time on March 7, 2003, a fee equal to 0.125% of such Lender’s Revolving Loan Commitment after giving effect to the Revolving Loan Commitment reduction effected hereby.

D.                                    On or before the Second Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

Section 3.                                          BORROWERS’ REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Borrower represents and warrants to each Lender that the following statements are true, correct and complete:

A.                                    Corporate Power and Authority.  Each Loan Party has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).

B.                                    Authorization of Agreements.  The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each Loan Party.

C.                                    No Conflict.  The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Loan Party, the Certificate or Articles of Incorporation or Bylaws of any Loan Party or any order, judgment or decree of any court or other agency of government binding on any Loan Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Loan Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders and the Senior Notes), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Loan Party.

D.                                    Governmental Consents.  The execution and delivery by each Loan Party of this Amendment and the performance by each Loan Party of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

E.                                      Binding Obligation.  This Amendment and the Amended Agreement have been duly executed and delivered by each Loan Party and are the legally valid and binding obligations of each Loan Party, enforceable against each Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

F.                                      Incorporation of Representations and Warranties From Credit Agreement.  The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

G.                                    Absence of Default.  No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 4.                                          ACKNOWLEDGEMENT AND CONSENT

Each Borrower is a party to the Pledge Agreement and certain of the Collateral Documents, as amended through the Second Amendment Effective Date, pursuant to which each Borrower has created Liens in favor of Administrative Agent on certain Collateral to secure the Obligations.  The stock of each Subsidiary Guarantor is pledged under the Pledge Agreement, each Subsidiary Guarantor is a party to the Subsidiary Guaranty and certain of the Collateral Documents, in each case as amended through the Second Amendment Effective Date, pursuant to which each Subsidiary Guarantor has (i) guarantied the Obligations and (ii)  created Liens in favor of Administrative Agent on certain Collateral and pledged certain Collateral to Administrative Agent to secure the obligations of such Subsidiary Guarantor  under the Subsidiary Guaranty.  Each Borrower and Subsidiary Guarantor are collectively referred to herein as the “Credit Support Parties”, and the Pledge Agreement and the Subsidiary Guaranty are collectively referred to herein as the “Credit Support Documents”.

Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement and Pledge Agreement effected pursuant to this Amendment.  Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all “Obligations” and “Secured Obligations,” as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such “Obligations” and “Secured Obligations,” as the case may be, in respect of the Obligations of each Borrower now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment.  Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Second Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Credit Support Party (other than the Borrowers) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement and Pledge Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 5.                                          MISCELLANEOUS

A.                                    Reference to and Effect on the Credit Agreement and the Other Loan Documents.

(i)                                       On and after the Second Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

(ii)                                    Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iii)                                 The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

B.                                    Fees and Expenses.  Each Borrower acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrowers.

C.                                    Headings.  Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D.                                    Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

E.                                      Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWERS:

LA QUINTA CORPORATION

By:	/s/ David L. Rea
David L. Rea
Title:	Executive Vice President and Chief
Financial Officer

LA QUINTA PROPERTIES, INC.

By:	/s/ David L. Rea
David L. Rea
Title:	Executive Vice President and Chief
Financial Officer

CREDIT SUPPORT PARTIES:

MEDITRUST HEALTHCARE CORPORATION

MEDITRUST MORTGAGE INVESTMENTS, INC.

MEDITRUST FINANCIAL SERVICES CORPORATION

By:	/s/ David L. Rea

On behalf of each of the entities immediately preceding this signature block (for the purposes of Section 4 only), as a Credit Support Party

Name:	David L. Rea
Title:	Vice President and Treasurer

MEDITRUST TRS, INC.

LA QUINTA TRS, INC.

LA QUINTA TRS II, INC.

LA QUINTA TRS III, INC.

LA QUINTA TRS IV, INC.

By:	/s/ Francis W. Cash

On behalf of each of the entities immediately preceding this signature block (for the purposes of Section 4 only), as a Credit Support Party

Name:	Francis W. Cash
Title:	President

LA QUINTA REALTY CORP.

LQI ACQUISITION CORPORATION

LA QUINTA INVESTMENTS, INC.

LA QUINTA LEASING COMPANY

MOC HOLDING COMPANY

By:	/s/ David L. Rea

On behalf of each of the entities immediately preceding this signature block (for the purposes of Section 4 only), as a Credit Support Party

Name:	David L. Rea
Title:	Vice President

LA QUINTA INNS, INC.

By:	/s/ David L. Rea

On behalf of the entity immediately preceding this signature block (for the purposes of Section 4 only), as a Credit Support Party

Name:	David L. Rea
Title:	Executive Vice President and Chief Financial Officer

LA QUINTA FRANCHISE, LLC

LA QUINTA WORLDWIDE, LLC

By:	/s/ David L. Rea

On behalf of each of the entities immediately preceding this signature block (for the purposes of Section 4 only), as a Credit Support Party

Name:	David L. Rea
Title:	Manager, President and Treasurer

LA QUINTA TEXAS PROPERTIES,
L.P. (for the purposes of Section 4 only), as a Credit Support Party

By:	LA QUINTA REALTY CORP., as General Partner

	By:	/s/ David L. Rea
Name: David L. Rea
Title: Vice President

LQ INVESTMENTS I

LQ INVESTMENTS II

LQ – EAST IRVINE JOINT VENTURE

On behalf of each of the entities immediately preceding this signature block (for the purposes of Section 4 only), as a Credit Support Party

By:	LA QUINTA PROPERTIES,
INC., as General Partner

	By:	/s/ David L. Rea
	Name:	David L. Rea
	Title:	Executive Vice President and Chief Financial Officer

LQC LEASING, LLC

LA QUINTA LODGING INVESTMENTS, LLC

On behalf of each of the entities immediately preceding this signature block (for the purposes of Section 4 only), as a Credit Support Party

By:	LA QUINTA PROPERTIES, INC., as Sole Member

	By:	/s/ David L. Rea
	Name:	David L. Rea
	Title:	Vice President

LQ – LNL, L.P.

LQ BATON ROUGE JOINT VENTURE

LA QUINTA DENVER – PEORIA STREET LTD.

LA QUINTA DEVELOPMENT PARTNERS, L.P.

On behalf of each of the entities immediately preceding this signature block (for the purposes of Section 4 only), as a Credit Support Party

By:	LA QUINTA PROPERTIES, INC., as General Partner

	By:	/s/ David L. Rea
	Name:	David L. Rea
	Title:	Executive Vice President and Chief Financial Officer

MT LIMITED I LLC

MEDITRUST ACQUISITION COMPANY LLC

MEDITRUST ACQUISITION COMPANY II LLC

MT GENERAL LLC

By:	/s/ David L. Rea

On behalf of each of the entities immediately preceding this signature block (for the purposes of Section 4 only), as a Credit Support Party

Name: David L. Rea
Title: Vice President & Treasurer

LQM OPERATING PARTNERS, L.P.

By:	LA QUINTA REALTY CORP., its General Partner

On behalf of each of the entities immediately preceding this signature block (for the purposes of Section 4 only), as a Credit Support Party

	By:	/s/ David L. Rea
Name: David L. Rea
Title: Vice President

TELEMATRIX, INC. (for the purposes of Section 4 only), as a Credit Support Party

By:	/s/ David L. Rea
Name: David L. Rea
Title: Assistant Treasurer

T AND F PROPERTIES, LP (for the purposes of Section 4 only), as a Credit Support Party

By:	MT GENERAL LLC, as General Partner

By:	MEDITRUST HEALTHCARE CORPORATION, its Manager

By:	/s/ David L. Rea
Name: David L. Rea
Title: Vice President and Treasurer

MEDITRUST MANAGEMENT COMPANY (for the purposes of Section 4 only), as a Credit Support Party

By:	MEDITRUST HEALTHCARE CORPORATION, its Trustee

By:	/s/ David L. Rea
Name:	David L. Rea
Title:	Vice President and Treasurer

LQ – WB, LLC (for the purposes of Section 4 only), as a Credit Support Party

By:	LA QUINTA LEASING COMPANY, a Manager

By:	/s/ David L. Rea
Name:	David L. Rea
Title:	Vice President

TELEMATRIX EQUIPMENT LLC (for the purposes of Section 4 only), as a Credit Support Party

By:	LA QUINTA LEASING COMPANY, a Manager

By:	/s/ David L. Rea
Name: David L. Rea
Title: Vice President

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent and Collateral Agent

By:	/s/ Dean J. Decker

Dean J. Decker
Managing Director
CIBC World Markets Corp., AS AGENT

Notice Address:

CANADIAN IMPERIAL BANK OF COMMERCE
425 Lexington Avenue
New York, New York 10017
Attn.: Agency Services Dept.
Facsimile No.: (212) 856-3799

With a Copy to:

CIBC WORLD MARKETS CORP.
10880 Wilshire Boulevard, Suite 1700
Los Angeles, California 90024

LENDERS:

CIBC, INC., as a Lender

By:	/s/ Dean J. Decker
Dean J. Decker
Managing Director
CIBC World Markets Corp., AS AGENT

Notice Address:

CIBC, INC.
425 Lexington Avenue
New York, New York 10017
Attn.: Agency Services Dept.
Facsimile No.: (212) 856-3799

With a Copy to:

CIBC WORLD MARKETS CORP.
10880 Wilshire Boulevard, Suite 1700
Los Angeles, California 90024

FLEET NATIONAL BANK, as a Lender

By:	/s/ Mathew S. Latham

Name: Mathew S. Latham
Title: Vice President

Notice Address:

Fleet National Bank
Mark R. Luster
Vice President
777 Main Street
Hartford, CN 06115
Mail Stop: CTEH40224E

Credit Lyonnais New York Branch, as a Lender

By:	/s/ Bruno DeFloor
Name:	Bruno DeFloor
Title:	Vice President

JPMorgan Chase Bank, as a Lender

By:	/s/ John F. Mix
Name:	John F. Mix
Title:	Vice-President

Lehman Commercial Paper Inc., as a Lender

By:	/s/ Francis Chang
Name:	Francis Chang
Title:	Authorized Signatory